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                                                                   EXHIBIT 10.2

                   AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT

     AMENDMENT NO. 1, DATED AS OF MARCH 15, 1996 (THIS "AMENDMENT"), TO STOCK PURCHASE AGREEMENT, dated as of December 11, 1995 (the "Stock Purchase Agreement"), by and between HomeSide, Inc. (formerly known as HomeAmerica Capital, Inc.), a Delaware corporation (the "Purchaser"), and The First National Bank of Boston, a national banking association (the "Seller").

     WHEREAS, the parties hereto desire to modify certain terms and conditions of the Stock Purchase Agreement as specifically set forth in this Amendment;

     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION 1. DEFINITIONS. Capitalized terms used hereiN AND not otherwise defined herein have the meanings given to such terms in the Stock Purchase Agreement.

     SECTION 2. REFERENCES TO HOMEAMERICA CAPITAL, INC. THE parties hereto hereby agree that from and after the effective date hereof, each and every reference in the Stock Purchase Agreement to the term "HomeAmerica Capital, Inc." shall be deemed to refer to HomeSide, Inc.

     SECTION 3. AMENDMENTS TO ARTICLE 1 OF THE STOCK PURCHASE AGREEMENT. Article 1 of the Stock Purchase Agreement is hereby amended by:

     (a) deleting the definitions of the terms "Certificate Administration Agreement", "Exclusive Marketing Agreement" and "Material Adverse Effect" in their entireties.

     (b) inserting the following new definitions in the appropriate places designated by alphabetical order:

     "Barnett Mortgage" means Barnett Mortgage Company, a Florida corporation.

     "Barnett Mortgage Purchase Agreement" means the Stock Purchase Agreement, dated as of March 4, 1996, relating to the acquisition of the capital stock of Barnett Mortgage from Barnett Banks, Inc., a Florida corporation, by Purchaser.
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     "Certificate Administration Agreement" means an agreement, other than a
Master Servicing Agreement or a Servicing Agreement, pursuant to which a Company affiliated with the BKBC Group provides Certificate Administration (including, without limitation, any rights to certificate administration fees).

     "Marketing Agreement" the Marketing Agreement, to be dated as of the Closing Date, between the Seller and the Purchaser, substantially in the form attached hereto as Exhibit C.

     "Material Adverse Effect" means, with respect to any Person, considered on a consolidated basis, any effect on such Person that is, individually or in the aggregate, materially adverse to the business, operations or financial condition of such Person (other than any effect from general economic or industry-wide conditions).

     SECTION 4. AMENDMENTS TO SECTION 2.2 OF THE STOCK PURCHASE AGREEMENT.
Section 2.2 of the Stock Purchase Agreement is hereby amended by:

     (a) deleting the number "444,286" in paragraph (a) thereof and substituting in place thereof the number "501,429".

     (b) deleting paragraph (b) thereof in its entirety and substituting in place thereof the following new paragraph (b):

         (b) As additional consideration for the sale of the BBMC Stock by the Seller to the Purchaser hereunder, in the event that the Closing shall not have occurred on or prior to February 15, 1996, then Purchaser shall pay to Seller, for the period commencing on such date and ending on the Closing Date, cash in an amount equal to the product of (i) $225,000,000 multiplied by (ii) a rate per annum equal to the LIBOR Rate. Such amount shall be paid by Purchaser to Seller on the Closing Date and shall be calculated on a year of 365 days for the number of days elapsed.

     (c) deleting paragraph (c) thereof in its entirety and substituting in place thereof the following new paragraph (c):

         (c) As further additional consideration for the sale of the BBMC Stock by the Seller to the Purchaser hereunder, at the time of the Closing under and as defined in the Barnett Mortgage Purchase Agreement, the Purchaser shall pay to the Seller cash in an amount equal to $5,000,000.
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     SECTION 5. AMENDMENT TO SECTION 2.3 OF THE STOCK PURCHASE AGREEMENT.
Section 2.3 of the Stock Purchase Agreement is hereby amended by deleting the number "444,286" in paragraph (b) thereof and substituting in place thereof the number "501,429".

     SECTION 6. AMENDMENT TO SECTION 4.6 OF THE STOCK PURCHASE AGREEMENT.
Section 4.6 of the Stock Purchase Agreement is hereby amended by deleting the number "1,000" in the second line of paragraph (a) thereof and substituting the number "100" in place thereof.

     SECTION 7. AMENDMENT TO SECTION 4.12 OF THE STOCK PURCHASE AGREEMENT.
Section 4.12 of the Stock Purchase Agreement is hereby amended by deleting the phrase "Except as set forth in Section 4.12 of the Seller Disclosure Schedule," from the beginning of each of the second and third sentences of paragraph (a) thereof and capitalizing the new first word of each such sentence.

     SECTION 8. AMENDMENT TO SECTION 5.3 OF THE STOCK PURCHASE AGREEMENT.
Section 5.3 of the Stock Purchase Agreement is hereby amended by deleting the phrase "which would not have a material adverse effect on the rights of BBMC under the related Listed Agreement" at the end of the second sentence of paragraph (a) thereof and substituting in place thereof the phrase "which are of a type customary in the industry and were made in the ordinary course of business".

     SECTION 9. AMENDMENT TO SECTION 5.9 OF THE STOCK PURCHASE AGREEMENT.
Section 5.9 of the Stock Purchase Agreement is hereby amended by inserting, at the end of the first sentence of paragraph (a) thereof, a comma and the phrase "except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect on BBMC".

     SECTION 10. AMENDMENT TO SECTION 5.13 OF THE STOCK PURCHASE AGREEMENT.
Section 5.13 of the Stock Purchase Agreement is hereby amended by inserting, at the end of paragraph (a) thereof, a comma and the phrase "except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect on BBMC".

     SECTION 11. ADDITION OF NEW SECTION 6.12 TO THE STOCK PURCHASE AGREEMENT. The Stock Purchase Agreement is hereby amended by inserting the following new
Section 6.12 immediately following Section 6.11 thereof:

         Section 6.12. Barnett Mortgage Purchase Agreement. There has been furnished to the Seller a true, correct and complete copy of the Barnett Mortgage Purchase Agreement and there have been no amendments or modifications thereto.
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     SECTION 12. AMENDMENT TO SECTION 7.6 OF THE STOCK PURCHASE AGREEMENT.
Section 7.6 of the Stock Purchase Agreement is hereby deleted in its entirety and the following new Section 7.6 is hereby substituted in place thereof:

         7.6. Name and Marks. The Seller hereby grants to BBMC the right and license (the "License") to use the name "BancBoston Mortgage Corporation" as its name in connection with the operation of its business in a manner consistent with the conduct of such business prior to the Closing Date, subject to the terms and conditions of this Section 7.6. The License shall be non-exclusive, applicable throughout North America, and royalty-free. The License shall be and remain in effect from the Closing Date until the ninetieth (90th) calendar day after the Closing Date. All use of the name "BancBoston Mortgage Corporation" by BBMC shall inure to the exclusive benefit of the Seller. On or prior to the ninetieth (90th) calendar day after the Closing Date, the Purchaser will cease, and will cause BBMC to cease, the use of the name "BancBoston Mortgage Corporation" or any derivative thereof. On or prior to the ninetieth (90th) calendar day after the Closing Date, the Purchaser will cease, and will cause BBMC to cease, the use of any other name, designation or symbol indicating affiliation with Bank of Boston Corporation ("Parent") or any Affiliate of Parent.

     SECTION 13. AMENDMENT TO SECTION 7.7 OF THE STOCK PURCHASE AGREEMENT.
Section 7.7 of the Stock Purchase Agreement is hereby amended by inserting, at the end of paragraph (e) thereof, the following new clause:

     ; and (iv) any employee benefit plan, program, or arrangement maintained or contributed to by the Parent or any entity which is or has been aggregated with the Parent for purposes of section 414 of the Code or section 4001 of ERISA, other than liabilities or obligations relating to (xx) the employee benefit plans, programs, and arrangements which are maintained or contributed to solely by BBMC or its subsidiaries and which are disclosed on Schedule 4.11(a) and (yy) BBMC's obligation to make contributions to and pay related administration expenses of Seller's Thrift Incentive Plan for any period after the Closing Date during which BBMC remains a participating employer;

     SECTION 14. AMENDMENT TO SECTION 11.3 OF THE STOCK PURCHASE AGREEMENT.
Section 11.3 of the Stock Purchase Agreement is hereby amended by deleting the phrase "made by Seller" in the last sentence of paragraph (c) thereof and substituting in place thereof the phrase "expressly made by Seller in Articles IV and V of this Agreement" followed by a comma.

     SECTION 15. REFERENCES TO EXCLUSIVE MARKETING AGREEMENT. The Stock Purchase Agreement is hereby amended by substituting for each reference therein to the term "Exclusive Marketing Agreement" a reference to the term "Marketing Agreement".
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     SECTION 16. SUBSTITUTION OF NEW SECTIONS TO SELLER DISCLOSURE SCHEDULE. The
Stock Purchase Agreement is hereby amended by deleting Sections 4.6(c), 4.8(a)(i), 4.20, 5.14 and 7.1(m) to the Seller Disclosure Schedule in their entirety and substituting in place thereof the form of Sections 4.6(c), 4.8(a)(i), 4.20, 5.14 and 7.1(m) to the Seller Disclosure Schedule attached hereto.

     SECTION 17. SUBSTITUTION OF NEW SECTION 6.8 TO PURCHASER DISCLOSURE SCHEDULE. The Stock Purchase Agreement is hereby amended by deleting Section 6.8 to the Purchaser Disclosure Schedule in its entirety and substituting in place thereof the form of Section 6.8 to the Purchaser Disclosure Schedule attached hereto.

     SECTION 18. RETENTION OF ASSETS RELATED TO RETAINED LIABILITIES. The Stock Purchase Agreement is hereby amended by adding the following sentence to the end of Section 7.7(e): "Seller shall retain all assets related to any such Retained Liabilities."

     SECTION 19. ADDITIONAL AGREEMENTS WITH RESPECT TO FINANCING ARRANGEMENTS.
Section 8.1(c) of the BBMC Stock Purchase Agreement provides that it is a condition precedent to the obligations of both Seller and Purchaser to complete the Closing that the Purchaser and BBMC enter into financing arrangements satisfactory to the Seller, Lee and Madison Dearborn. Under certain circumstances, the Seller is required pursuant to Section 8.1(c) to provide bridge financing for a contemplated placement of fixed income securities of the Purchaser (the "BKBC Bridge"). At the request of the Seller, the Purchaser and the Seller have agreed to use reasonable efforts to complete the Closing on or before March 15, 1996. In order to attempt to complete the Closing by such date, the Purchaser and the Seller are attempting to arrange to accelerate the closing of the contemplated bank financing of BBMC and to cause an unaffiliated third party to provide bridge financing to the Purchaser in lieu of the bridge financing by the Seller referred to above. In consideration of such efforts and agreement, the Seller hereby agrees to reimburse the Purchaser for all costs including but not limited to interest, fees and expenses (collectively, "Costs") incurred by the Purchaser or BBMC, as applicable, in connection with financing approved by the Seller that are caused by accelerating the closing of the bank financing of BBMC to March 15, 1996 or earlier and bridging with an unaffiliated third party the placement of fixed income securities of the Purchaser to the extent that such Costs exceed the Costs that would have been incurred by the Purchaser or BBMC, as applicable, in connection with the BKBC Bridge (such excess being referred to herein as "Incremental Costs"). Seller and Purchaser intend that any portion of such Incremental Costs that are paid by the Purchaser or BBMC at or about the Closing Date will be capitalized and subsequently amortized by the Purchaser or BBMC, as applicable. The Seller will reimburse the Purchaser or BBMC, as applicable, for such capitalized Incremental Costs at such time as the amortization of such Incremental Costs becomes a charge against the income of the Purchaser or BBMC, as applicable. The Seller will reimburse the Purchaser or BBMC, as applicable, for Incremental Costs not so capitalized promptly upon being notified by the Purchaser or BBMC, as applicable, that such Incremental Costs have been incurred. In addition, the Seller will pay interest to the Purchaser or BBMC, as applicable, on such capitalized costs at BBMC's Bank borrowing rate. In the event that the Purchaser or BBMC, as applicable, notifies the Seller that it has determined
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in its sole discretion that it is unable to finance the cash payment of any
Incremental Costs, then the Seller will pay such Incremental Costs within 20 days of receipt of such notice. In addition, Seller will bear the burden of any incremental equity requirement incurred by Purchaser in connection with the Bridge and any long term debt into which such Bridge is converted to the extent such equity requirement is in excess of the equity requirement reflected on
Schedule 8.1(a). The foregoing sentence shall not require Seller to bear the burden of any equity requirement in connection with the placement of the contemplated senior high yield notes which is approved by Purchaser's Board of Directors.

     SECTION 20. BARNETT MORTGAGE PURCHASE AGREEMENT. The Purchaser hereby agrees not to amend, waive or otherwise modify the Barnett Mortgage Purchase Agreement without the prior written consent of the Seller other than such amendment, waiver or modification as do not significantly affect the business of the Purchaser or the benefits afforded the Purchaser thereunder. The Purchaser also covenants and agrees with the Seller that Purchaser will enter into with Seller a Marketing Agreement, a Transitional Services Agreement and other Related Agreements the terms of each of which taken as a whole will be at least as favorable to the Seller and its Affiliates as the terms offered to Barnett Mortgage and its Affiliates. The agreements and covenants set forth in the previous two sentences shall be in effect and survive the Closing. In reliance upon the foregoing representations, warranties and agreements of the Purchaser, the Seller hereby consents to the execution and delivery of the Barnett Mortgage Purchase Agreement and the Related Agreements (as defined in the Barnett Mortgage Purchase Agreement) by the Purchaser and the performance by the Purchaser of its obligations thereunder.

     SECTION 21. EXCLUDED ASSETS AND EXCLUDED LIABILITIES. Section 7.1(m) of the Stock Purchase Agreement provides that, on or prior to the Closing Date, BBMC shall transfer to the Seller the Excluded Assets and the Seller shall assume from BBMC the Excluded Liabilities, in each case at their respective book values at the date of such transfer. Section 7.1(m) also provides that the Seller shall pay to the Purchaser in cash on the Closing Date (or there shall be deducted from the indebtedness of BBMC owed to the Seller) the excess of the aggregate book value of the Excluded Assets over the aggregate book value of the Excluded Liabilities. The Seller and the Purchaser recognize that Closing Date balances of certain Excluded Assets and Excluded Liabilities cannot be accurately determined until the books and records closing process has been completed. Therefore, the Seller and the Purchaser desire to, and hereby agree to, consummate the Closing, and to make the payment (or deductions from indebtedness) required to be made on or prior to the Closing Date (the "Closing Date Payment") pursuant to Section 7.1(m), based upon the balance sheet attached hereto as Exhibit A which balance sheet includes Excluded Assets and Excluded Liabilities that are determined as of a date prior to the Closing Date. The Seller and the Purchaser further agree to cooperate in good faith to mutually agree, as soon as practicable after the Closing Date, on a final Closing Date balance sheet for all Excluded Assets and Excluded Liabilities. Promptly after agreement upon such final Closing Date balance sheet, but in no event more than 45 days after the Closing Date, the Seller shall pay to the Purchaser in cash, or the Purchaser shall pay to the Seller in cash, as applicable, such amount as shall be necessary (taking into account the Closing Date Payment) to give effect to the payment
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of an amount equal to the excess of the aggregate book value of the Excluded
Assets over the aggregate book value of the Excluded Liabilities. To the extent that the amount payable by either party pursuant to the immediately preceding sentence exceeds $50,000, the party obligated to make such payment shall also pay interest on such payment during the period commencing on the Closing Date and ending on the date that such payment is received by the other at a rate equal to the Federal Funds Rate.

     SECTION 22. LIMITED WAIVER OF SECTION 8.1(b) OF THE STOCK PURCHASE AGREEMENT. Section 8.1(b) of the Stock Purchase Agreement provides that it is a condition precedent to the obligations of each of the Seller and the Purchaser to consummate the Closing that each License referred to in Section 5.8(b) of the Seller Disclosure Schedule shall have been obtained. Each of the Purchaser and the Seller hereby waives such condition precedent with respect to obtaining the Licenses referred to in Section 5.8(b) of the Seller Disclosure Schedule for the States of Arizona, New Jersey, New York and Pennsylvania.

     SECTION 23. RATIFICATION, ETC. Except as otherwise expressly set forth herein, all terms and conditions of the Stock Purchase Agreement and the other Related Agreements are hereby ratified and confirmed and shall remain in full force and effect. Except as expressly set forth herein, nothing herein shall be construed to be an amendment or a waiver of any requirements of the Stock Purchase Agreement or of any of the other Related Agreements. This Amendment shall constitute a "Related Agreement" for all purposes of the Stock Purchase Agreement.

     SECTION 24. COUNTERPARTS. This Amendment may be executed In two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     SECTION 25. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to conflicts of laws principles thereof.
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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as an instrument under seal to be effective as of the date first above written.

                                       THE FIRST NATIONAL BANK OF BOSTON



                                       By: /s/ Peter J. Manning
                                           -------------------------------
                                       Title:


                                       HOMESIDE, INC.

                                       By:  /s/ Joe K. Pickett
                                           -------------------------------
                                       Title: